United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2013

Integrated Healthcare Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-23511	87-0573331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 North Tustin Avenue, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 953-3503

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Integrated Healthcare Holdings, Inc. (the “Company”) previously disclosed it was the subject of a lawsuit filed in June 2008 by Michael W. Fitzgibbons, M.D., entitled “Michael W. Fitzgibbons, M.D. vs. Integrated Healthcare Holdings, Inc.”, Superior Court of the State of California, County of Orange (the “Court”), Case No. 30-2008-00108081.

At trial, three of Dr. Fitzgibbons’ four original causes of action—i.e., those alleging malicious prosecution, interference with prospective economic advantage and defamation—were dismissed by the Court before the case was submitted to the jury. The jury returned a verdict in Dr. Fitzgibbons’ favor on the sole remaining cause of action for intentional infliction of emotional distress. The jury’s verdict awarded Dr. Fitzgibbons $5.2 million in consequential damages and $500,000 in punitive damages. The Company therefore reserved $5.2 million as a contingent loss in its financial statements as of December 31, 2012, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.

After the Court entered a $5.7 million judgment against the Company based on the jury’s verdict, in March 2013 the Company timely filed a motion for judgment notwithstanding the verdict (“JNOV”) and concurrent motion for a new trial. On April 30, 2013, the Court granted the Company’s JNOV motion and provisionally granted the Company’s motion for a new trial. Copies of the Court orders are filed as exhibits to this Form 8-K.

Among other things, the Court found:

•	The jury’s verdict was not supported by substantial evidence.

•	The jury’s damage award was excessive and “completely out of line with …. other cases”. According to the Court, “[t]here were no physical manifestations of injury [to Dr. Fitzgibbons]. While [Dr. Fitzgibbons] sustained embarrassment, the emotional distress was not of a substantial quality or duration. At worst, some other doctors poked fun at him.”

•	“[I]t is more probable than not” the jury engaged in misconduct prejudicial to the Company.

As a result of the Court’s April 30, 2013 order:

1.	The jury’s $5.7 verdict for Dr. Fitzgibbons was set aside in its entirety and the Court’s $5.7 million judgment against the Company based on the jury’s verdict was vacated in its entirety.

2.	As of April 30, 2013, a new and amended judgment in favor of the Company and against Dr. Fitzgibbons was entered by the Court.

3.	The new and amended judgment specifies that Dr. Fitzgibbons shall take nothing from the Company and the Company may recover from Dr. Fitzgibbons the Company’s cost of the litigation.

4.	If for any reason the Company’s JNOV motion is reversed on appeal, the Court provisionally granted the Company’s request for a new trial on multiple grounds.

Due to these favorable rulings, the Company reversed the $5.2 million contingent loss that was reserved on its financial statements as of December 31, 2012. The reversal will be reflected in the Company’s financial statements for the quarter ended March 31, 2013.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Judgment Notwithstanding the Verdict, dated April 30, 2013
99.2	Order Granting Judgment Notwithstanding the Verdict, or in the alternative, New Trial, dated April 30, 2013

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED HEALTHCARE HOLDINGS, INC.

Date: May 3, 2013	By:	/s/ Steven R. Blake
Steven R. Blake
Chief Financial Officer

2